Exhibit 99.1

Defense Technologies International Corp.

Initial Shipment to South-East Asia.

Del Mar, California (Jan. 07, 2020) – Defense Technologies International Corp. (OTC: DTII) (the Company) and Passive Security Scan Inc. (the Subsidiary); innovative providers of security technology and systems with broad and diverse applications, is pleased to announce a first shipment to South-East Asia.

The Company is finalizing the shipment of the first Passive Portal walk-through weapons detector to South-East Asia.

Upon successful installation and demonstration, the recipient will enter into a Distributorship Agreement with Passive Security Scan Inc. (PSSI), the subsidiary of Defense Technologies International Corp. We are confident that based on multiple In-House and Field testing that the unit will perform as required within all given technical specifications.

We expect execution of the Distributorship Agreement within ten days of receipt of the unit by recipient which will require the distributor to purchase a minimum of 25 Passive Portals at a total value of $100,000.00 as negotiated and agreed upon between PSSI and the distributor.

While the company pursues the international potential, its primary goal and attention is to the production for the country-wide school system and other public venues.

The Company continues its negotiations for its Phase Two Production.

“We are pleased and excited to see our Company’s first shipment to South-East Asia,” stated Merrill W. Moses, President and CEO, Defense Technologies International... “We hope this will add heightened awareness to this issue which is an international problem... That having a security protection feature like this in an “educational settings” for our children is a doable fix and of Paramount Importance to us as Parents, Uncles, Aunts and Grandparents everywhere. And that now for the first time, we’ll have a real “World” template that we may leverage as an example in our expanding and ongoing international efforts to bring safety and security to our most precious assets, our children.”

The Passive Portal uses the 'Earth’s Magnetic Fields' with no emissions for detection of dangerous weapons in the educational environment and is extremely safe for any person passing through. Other competing devices use technology with emissions that many parents, teachers and administrators are wary of. The ‘Passive Portal’ is the state-of-the-art for this security purpose and is significantly less expensive, allowing for more life-saving units to be deployed.

We are pleased to present the Company’s Subsidiary’s Video Production of the “Passive Portal” the Company’s walk-through, passive weapons and metal detector scanner.
 Corporate Video: https://youtu.be/rFV6Y1tOdG4
Technical Video:  https://youtu.be/uv4EYsjUmL4

For more information on the Passive Security Scan Technology and the Passive Portal, please visit http://www.defensetechnologiesintl.com/

Forward-Looking Statements This news release contains certain statements that may be deemed "forward-looking" statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are no guarantees of future performance and actual results may differ materially from those in forward looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made. Except as required by law, the Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.

Contact: Defense Technologies International
  Merrill W. Moses, President & CEO
  Phone: 800 520-9485
  Email: dtii@defensetechnologiesintl.com